News Release

International Paper Reports Third Quarter 2016 Earnings

MEMPHIS, Tenn. – October 27, 2016 – International Paper (NYSE: IP) today reported third quarter 2016 net earnings attributable to International Paper of $312 million ($0.75 per share) compared with net earnings of $40 million ($0.10 per share) in the second quarter of 2016 and net earnings of $220 million ($0.53 per share) in the third quarter of 2015. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Third Quarter 2016	Second Quarter 2016	Third Quarter 2015
Net Earnings	$0.75	$0.10	$0.53
Less – Discontinued Operations (Gain) Loss	—	—	—
Net Earnings (Loss) from Continuing Operations	0.75	0.10	0.53
Add Back – Non-Operating Pension Expense	0.06	0.72	0.11
Add Back – Net Special Items Expense (Income)	0.10	0.10	0.33
Adjusted Operating Earnings*	$0.91	$0.92	$0.97

*
Adjusted operating earnings (Non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Non-operating pension expense in the second quarter of 2016 included a pre-tax charge of $439 million ($270 million after taxes or $0.65 per share) for a settlement accounting charge associated with payments under the previously announced term-vested lump sum buyout.

Adjusted operating earnings in the third quarter of 2016 totaled $380 million ($0.91 per share) compared with $379 million ($0.92 per share) in the second quarter of 2016 and $407 million ($0.97 per share) in the third quarter of 2015.
Quarterly net sales were $5.3 billion in the third quarter of 2016 compared with $5.3 billion in the second quarter of 2016 and $5.7 billion in the third quarter of 2015. The year-over-year revenue decline was primarily due to the sale of the IP-Sun joint venture and the Asian Corrugated Packaging business, as well as the sale of the Carolina® Coated Bristols business.
Business segment operating profits in the third quarter of 2016 were $613 million, compared with $628 million in the second quarter of 2016 and $579 million in the third quarter of 2015.
Cash provided by operations was $341 million in the third quarter of 2016. Free cash flow (non-GAAP) was $575 million for the quarter.

"I’m pleased with our strong cash generation this quarter despite an uneven global economy and rising input costs,” said Mark Sutton, Chairman and Chief Executive Officer. “We continue to see stable to improved market demand across most of our businesses, particularly North American Industrial Packaging. We have begun to implement the NA containerboard and box price increases and we remain focused on a fourth quarter close of the Weyerhaeuser pulp business acquisition. These key efforts, along with others, will increase shareholder value and give us confidence in our continued ability to generate strong and sustainable cash from operations and free cash flow."

SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Third quarter 2016 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the third quarter of 2016 were $424 million ($429 million excluding special items) compared with $459 million ($487 million excluding special items) in the second quarter of 2016.  In North America, the negative impacts of box price erosion, increased input costs for recycled fiber and energy were only partially offset by lower planned maintenance costs. In Brazil, earnings improved primarily due to higher sales volumes and lower outage costs. Earnings in EMEA decreased due to seasonally lower sales volumes.
Printing Papers operating profits were $128 million ($135 million excluding special items) in the third quarter of 2016 versus $96 million ($101 million excluding special items) in the second quarter of 2016. Earnings in North America and Brazil benefited from lower maintenance outage costs. Operating costs improved, but commercial pressures negatively impacted price/mix. In Europe and Russia, improved operating costs were offset by lower sales prices.
Consumer Packaging operating profits were $61 million in the third quarter of 2016 compared with $73 million in the second quarter of 2016. The earnings decrease in North America was primarily due to unfavorable sales prices and mix, as well as higher costs. In Europe and Russia, higher sales volumes were more than offset by lower prices and higher costs.
International Paper recorded Ilim joint venture equity earnings of $46 million in the third quarter of 2016 compared with $46 million in the second quarter of 2016. EBITDA for Ilim was in-line with the prior quarter. Primarily due to Ilim’s U.S. dollar denominated net debt, the Company recognized a non-cash after-tax foreign exchange gain of $3 million in the third quarter of 2016 ($0.01 per share), compared with a gain of $6 million in the second quarter of 2016 ($0.01 per share).
CORPORATE EXPENSES
Net corporate expenses, excluding non-operating pension expense, were $11 million for the third quarter of 2016, compared with $26 million in the second quarter of 2016.
EFFECTIVE TAX RATE
The effective tax rate before special items and non-operating pension expense for the third quarter of 2016 was 30.5%, compared with an effective tax rate of 34% in the second quarter of 2016. The lower rate in the third quarter was due to lower U.S. earnings, adjustments to tax reserves, and the inclusion in the second quarter of an increase in valuation allowance for state income taxes.
EFFECTS OF SPECIAL ITEMS
Special items in the third quarter of 2016 included a pre-tax charge of $46 million ($29 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $29 million ($18 million after taxes) for debt extinguishment costs and a pre-tax charge of $17 million ($11 million after taxes) to write-off costs associated with the India Packaging business evaluation. Special items also included a pre-tax charge of $8 million ($5 million after taxes) for the write-off of certain regulatory pre-engineering costs, pre-tax charges of $7 million ($4 million after taxes) for costs associated with the announced agreement to purchase the Weyerhaeuser pulp business and pre-tax charges of $5 million ($4 million after taxes) for costs associated with the sale of our Asia corrugated packaging business.
Special items in the second quarter of 2016 included a pre-tax charge of $28 million ($20 million after taxes) for costs associated with the sale of our Asia corrugated packaging business, a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the announced agreement to purchase the Weyerhaeuser pulp business, a tax expense of $23 million associated with 2016 cash pension contributions and a tax benefit of $6 million related to an international legal entity restructuring.
Special items in the third quarter of 2015 included a pre-tax loss of $25 million ($16 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $17 million ($11 million after taxes) related to the restructuring of our 2006 timber monetization, net pre-tax charges of $7 million ($4 million after taxes) related to the sale of the Carolina® Coated Bristols brand and costs associated with the conversion of the Riegelwood, North Carolina facility to 100% pulp production, and a charge of $1 million (before and after taxes) for other items. Special items also included a pre-tax charge of $186 million ($125 million after taxes) for the impairment of goodwill and other assets of the IP-Sun JV.

EARNINGS WEBCAST
The Company will hold a webcast to review earnings at 10:00 a.m. ET / 9:00 a.m. CT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the Company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 90466167. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (800) 585-8367, and when prompted for the conference ID, enter 90466167.
ABOUT INTERNATIONAL PAPER
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, Asia and Russia.  We produce packaging products that enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products; papers that drive communication; paper bags that carry groceries; and paper cups and food containers. We are headquartered in Memphis, Tenn., and employ 53,000 colleagues located in more than 24 countries.  Net sales for 2015 were $22 billion.  For more information about International Paper, its products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) the receipt of regulatory approvals for our pending transaction to purchase the pulp business of Weyerhaeuser Company and the successful fulfillment or waiver of all other closing conditions without unexpected delays or conditions; (viii) the failure to realize the expected synergies and cost-savings from the Weyerhaeuser transaction or delay in realization thereof; and (ix) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2016		2015		2016		2016		2015
Net Sales	$5,266		$5,691		$5,322		$15,698		$16,922
Costs and Expenses
Cost of products sold	3,622	(a)	3,891		4,112	(h)	11,345	(l)	11,703	(r)
Selling and administrative expenses	380	(b)	417		386	(i)	1,142	(m)	1,226
Depreciation, amortization and cost of timber harvested	314		329		301		899		980
Distribution expenses	353		334		339		1,012		1,058
Taxes other than payroll and income taxes	41		39		41		123		127
Restructuring and other charges	46	(c)	25	(e)	—		47	(n)	219	(s)
Net (gains) losses on sales and impairment of businesses	5	(d)	186	(f)	28	(j)	70	(o)	186	(f)
Interest expense, net	132		141		129		384		422
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	373	(a-d)	329	(e,f)	(14)	(h-j)	676	(l-o)	1,001	(f,r,s)
Income tax provision (benefit)	107		106	(g)	(9)	(k)	139	(p)	346	(t)
Equity earnings (loss), net of taxes	43		(13)		45		151		84
Earnings (Loss) From Continuing Operations	309	(a-d)	210	(e-g)	40	(h-k)	688	(l-p)	739	(f,r-t)
Discontinued operations, net of taxes	—		—		—		(5)	(q)	—
Net Earnings (Loss)	309	(a-d)	210	(e-g)	40	(h-k)	683	(l-q)	739	(f,r-t)
Less: Net earnings (loss) attributable to noncontrolling interests	(3)		(10)		—		(3)		(21)
Net Earnings (Loss) Attributable to International Paper Company	$312	(a-d)	$220	(e-g)	$40	(h-k)	$686	(l-q)	$760	(f,r-t)
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.76	(a-d)	$0.53	(e-g)	$0.10	(h-k)	$1.68	(l-p)	$1.81	(f,r-t)
Discontinued operations	—		—		—		(0.01)	(q)	—
Net earnings (loss)	$0.76	(a-d)	$0.53	(e-g)	$0.10	(h-k)	$1.67	(l-q)	$1.81	(f,r-t)
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.75	(a-d)	$0.53	(e-g)	$0.10	(h-k)	$1.66	(l-p)	$1.80	(f,r-t)
Discontinued operations	—		—		—		(0.01)	(q)	—
Net earnings (loss)	$0.75	(a-d)	$0.53	(e-g)	$0.10	(h-k)	$1.65	(l-q)	$1.80	(f,r-t)
Average Shares of Common Stock Outstanding - Diluted	415.3		417.5		414.7		415.5		421.9
Cash Dividends Per Common Share	$0.4400		$0.4000		$0.4400		$1.3200		$1.2000
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$312	(a-d)	$220	(e-g)	$40	(h-k)	$691	(l-p)	$760	(f,r-t)
Discontinued operations, net of tax	—		—		—		(5)	(q)	—
Net earnings	$312	(a-d)	$220	(e-g)	$40	(h-k)	$686	(l-q)	$760	(f,r-t)
The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $8 million ($5 million after taxes) for the write-off of certain regulatory pre-engineering costs.

(b)	Includes a pre-tax charge of $7 million ($4 million after taxes) for costs associated with the announced agreement to purchase the Weyerhaeuser Pulp business.

(c)
Includes a pre-tax charge of $29 million ($18 million after taxes) for debt extinguishment costs, and a pre-tax charge of $17 million ($11 million after taxes) to write-off costs associated with the India Packaging business evaluation.

(d)	Includes a pre-tax charge of $5 million ($4 million after taxes) for costs associated with the sale of our Asia corrugated packaging business.

(e)
Includes a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the Timber Monetization restructure, a pre-tax charge of $7 million ($4 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, and a charge of $1 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures.

(f)	Includes a pre-tax charge of $186 million ($192 million after taxes) for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV.

(g)	Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV.

(h)	Includes a pre-tax charge of $439 million ($270 million after taxes) for a settlement accounting charge associated with term-vested lump sum pension payments.

(i)	Includes a pre-tax charge of $5 million ($3 million after taxes) for costs associated with the announced agreement to purchase the Weyerhaeuser Pulp business.

(j)	Includes a pre-tax charge of $28 million ($20 million after taxes) for costs associated with the sale of our Asia corrugated packaging business.

(k)	Includes a tax expense of $23 million associated with 2016 cash pension contributions and a tax benefit of $6 million related to an international legal entity restructuring.

(l)
Includes a pre-tax charge of $439 million ($270 million after taxes) for a settlement accounting charge associated with term-vested lump sum pension payments, and a pre-tax charge of $8 million ($5 million after taxes) for the write-off of certain regulatory pre-engineering costs.

(m)	Includes a pre-tax charge of $12 million ($7 million after taxes) for costs associated with the announced agreement to purchase the Weyerhaeuser Pulp business.

(n)
Includes a pre-tax gain of $8 million ($5 million after taxes) related to the sale of our investment in Arizona Chemical, a pre-tax charge of $29 million ($18 million after taxes) for debt extinguishment costs, a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the write off of the India Packaging business evaluation, and a pre-tax charge of $9 million ($6 million after taxes) for costs associated with the Riegelwood mill conversion to 100% pulp production.

(o)	Includes a pre-tax charge of $70 million ($58 million after taxes) for the impairment of the assets of our Asia corrugated packaging business and costs associated with the sale of that business.

(p)
Includes a tax benefit of $57 million related to the legal restructuring of our Brazil Packaging business, a tax expense of $23 million associated with 2016 cash pension contributions, a tax benefit of $14 million related to the closure of a U.S. federal tax audit, and a tax benefit of $6 million related to an international legal entity restructuring.

(q)	Includes a pre-tax charge of $8 million ($5 million after taxes) for a legal settlement associated with the xpedx business.

(r)	Includes a pre-tax gain of $4 million ($2 million after taxes) for the partial reversal of a 2014 accrual for the repayment of previously claimed state tax credits.

(s)
Includes a pre-tax charge of $207 million ($133 million after taxes) for debt premium costs, a net pre-tax gain of $7 million ($5 million after taxes) related to the sale of the Carolina Coated Bristols brand and costs associated with the Riegelwood mill conversion to 100% pulp production, a charge of $2 million (before and after taxes) for costs associated with the Coated Paperboard sheet plant closures, and a pre-tax charge of $17 million ($11 million after taxes) for costs associated with the Timber Monetization restructure.

(t)
Includes a tax benefit of $67 million related to the impairment of the IP-Sun JV, a tax expense of $23 million for the 2014 tax impact of the 2015 cash pension contribution of $750 million and a tax expense of $5 million for other items.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2016		2015		2016		2016		2015
Net Earnings (Loss) Attributable to International Paper Company	$312		$220		$40		$686		$760
Add back: Discontinued operations (gain) loss	—		—		—		5	(f)	—
Earnings (Loss) from Continuing Operations, including non-controlling interest	312		220		40		691		760
Add back: Non-operating pension expense	26		46		299	(a)	352	(a)	121
Add back: Special items expense	42	(b)	141	(c)	40	(d)	46	(e)	292	(g)
Adjusted Operating Earnings	$380		$407		$379		$1,089		$1,173

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2016		2015		2016		2016		2015
Diluted Earnings per Common Share as Reported	$0.75		$0.53		$0.10		$1.65		$1.80
Add back: Discontinued operations (gain) loss	—		—		—		0.01		—
Continuing Operations	0.75		0.53		0.10		1.66		1.80
Add back: Non-operating pension expense	0.06		0.11		0.72		0.85		0.28
Add back: Special items expense	0.10		0.33		0.10		0.11		0.70
Adjusted Operating Earnings per Share	$0.91		$0.97		$0.92		$2.62		$2.78
Notes:

(a)
Includes a pre-tax charge of $439 million ($270 million after taxes) for the three months ended June 30, 2016 and the nine months ended September 30, 2016 for a settlement accounting charge associated with term-vested lump sum payments.

(b)	See footnotes (a) - (d) on the Consolidated Statement of Operations

(c)	See footnotes (e) - (g) on the Consolidated Statement of Operations

(d)	See footnotes (i) - (k) on the Consolidated Statement of Operations

(e)	See footnotes (l) - (p) on the Consolidated Statement of Operations

(f)	See footnotes (q) on the Consolidated Statement of Operations

(g)	See footnotes (f), (r) - (t) on the Consolidated Statement of Operations

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2016		2015		2016		2016		2015
Industrial Packaging	$3,582		$3,642		$3,597		$10,631		$10,889
Printing Papers	1,266		1,258		1,271		3,721		3,735
Consumer Packaging	494		809		501		1,490		2,384
Corporate and Inter-segment Sales	(76)		(18)		(47)		(144)		(86)
Net Sales	$5,266		$5,691		$5,322		$15,698		$16,922
Operating Profit by Business Segment
	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2016		2015		2016		2016		2015
Industrial Packaging	424	(a)	553		459	(a)	1,279	(a)	1,549
Printing Papers	128	(b)	179		96	(b)	309	(b)	389
Consumer Packaging	61		(153)	(d)	73		150	(c)	(60)	(d)
Total Business Segment Operating Profit	$613		$579		$628		$1,738		$1,878

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$373		$329		$(14)		$676		$1,001
Interest expense, net	132		141		129		384		422
Noncontrolling interest/equity earnings adjustment (f)	1		6		—		1		10
Corporate items, net	11		10		26		58		27
Special items, net	54		17		—		46		220
Non-operating pension expense	42		76		487	(e)	573	(e)	198
Adjusted Operating Profit	$613		$579		$628		$1,738		$1,878
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$46		$(9)		$46		$154		$97

(a)
Includes charges of $5 million and $28 million for the three months ended September 30, 2016 and June 30, 2016, respectively, and $70 million for the nine months ended September 30, 2016 for the impairment of the assets of our Asia corrugated packaging business and costs associated with the sale of the business.

(b)
Includes charges of $7 million and $5 million for the three months ended September 30, 2016 and June 30, 2016, respectively, and $12 million for the nine months ended September 30, 2016 for costs associated with the announced agreement to purchase the Weyerhaeuser Pulp business.

(c)	Includes a charge of $9 million for the nine months ended September 30, 2016 for costs associated with the Riegelwood mill conversion to 100% pulp production.

(d)
Includes a charge of $186 million for the three months and nine months ended September 30, 2015 for asset write-offs associated with the sale of our 55% equity share in the IP-Sun JV, a net expense of $7 million and a net gain of $7 million for the three months and nine months ended September 30, 2015, respectively, related to the sale of the Carolina Coated Bristols brand, and costs associated with the Riegelwood mill conversion to 100% pulp production, and charges of $1 million and $2 million for the three months and nine months ended September 30, 2015 for costs associated with the Coated Paperboard sheet plant closures.

(e)	Includes a charge of $439 million for the three months ended June 30, 2016 and nine months ended September 30, 2016 for a settlement accounting charge associated with term-vested lump sum payments.

(f)
Operating profits for business segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30, 2016
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$424	$128	$61	$613
Special Items Expense (a)	5	7	—	12
Operating Profit Before Special Items	$429	$135	$61	$625

	Three Months Ended September 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$553	$179	$(153)	$579
Special Items Expense (b)	—	—	194	194
Operating Profit Before Special Items	$553	$179	$41	$773

	Three Months Ended June 30, 2016
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$459	$96	$73	$628
Special Items Expense (a)	28	5	—	33
Operating Profit Before Special Items	$487	$101	$73	$661

	Nine Months Ended September 30, 2016
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$1,279	$309	$150	$1,738
Special Items Expense (a)	70	12	9	91
Operating Profit Before Special Items	$1,349	$321	$159	$1,829

	Nine Months Ended September 30, 2015
	Industrial Packaging	Printing Papers	Consumer Packaging	Total
Operating Profit as Reported	$1,549	$389	$(60)	$1,878
Special Items Expense (b)	—	—	181	181
Operating Profit Before Special Items	$1,549	$389	$121	$2,059

(a)	See footnotes (a) - (c) on Sales and Earnings by Business Segment

(b)	See footnote (d) on Sales and Earnings by Business Segment

(1) The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2016	2015	2016	2016	2015
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,640	2,609	2,642	7,801	7,717
Containerboard	801	783	770	2,311	2,375
Recycling	613	588	592	1,812	1,788
Saturated Kraft	51	37	44	142	112
Gypsum /Release Kraft	49	46	47	142	125
Bleached Kraft	7	6	5	18	17
EMEA Packaging (c) (d)	344	340	373	1,091	1,039
Asian Box (c) (e)	—	110	105	208	307
Brazilian Packaging (c)	84	89	74	235	261
Industrial Packaging	4,589	4,608	4,652	13,760	13,741
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	467	485	460	1,402	1,404
European & Russian Uncoated Papers	358	364	389	1,120	1,110
Brazilian Uncoated Papers	274	294	272	800	783
Indian Uncoated Papers	51	55	61	175	182
Uncoated Papers	1,150	1,198	1,182	3,497	3,479
Market Pulp (b)	457	446	497	1,359	1,291
Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	301	371	306	915	1,080
European Coated Paperboard	105	96	99	298	284
Asian Coated Paperboard (f)	—	339	—	—	958
Consumer Packaging	406	806	405	1,213	2,322

(a) Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(b) Includes North American, European and Brazilian volumes and internal sales to mills.
(c) Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.
(d) Excludes newsprint sales volumes at Madrid, Spain mill.
(e) Includes sales volumes through the date of sale on June 30, 2016.
(f) Includes sales volumes through the date of sale in October 2015.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2016	December 31, 2015
Assets
Current Assets
Cash and Temporary Investments	$2,562	$1,050
Accounts and Notes Receivable, Net	2,807	2,675
Inventories	2,222	2,228
Deferred Income Tax Assets	287	312
Other	225	212
Total Current Assets	8,103	6,477
Plants, Properties and Equipment, Net	12,205	11,980
Forestlands	447	366
Investments	325	228
Financial Assets of Special Purpose Entities	7,028	7,014
Goodwill	3,362	3,335
Deferred Charges and Other Assets	1,131	1,131
Total Assets	$32,601	$30,531
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$78	$426
Accounts Payable and Accrued Liabilities	3,463	3,498
Total Current Liabilities	3,541	3,924
Long-Term Debt	10,823	8,844
Nonrecourse Financial Liabilities of Special Purpose Entities	6,282	6,277
Deferred Income Taxes	3,273	3,231
Pension Benefit Obligation	3,709	3,548
Postretirement and Postemployment Benefit Obligation	320	364
Other Liabilities	424	434
Equity
Invested Capital	(584)	(765)
Retained Earnings	4,793	4,649
Total Shareholders’ Equity	4,209	3,884
Noncontrolling interests	20	25
Total Equity	4,229	3,909
Total Liabilities and Equity	$32,601	$30,531

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net earnings (loss)	$683	$739
Depreciation, amortization and cost of timber harvested	899	980
Deferred income tax expense (benefit), net	45	101
Restructuring and other charges	47	219
Pension plan contributions	(750)	(750)
Net (gains) losses on sales and impairments of businesses	70	186
Equity (earnings) loss, net	(151)	(84)
Periodic pension expense, net	718	350
Other, net	125	132
Changes in current assets and liabilities
Accounts and notes receivable	(83)	(166)
Inventories	(6)	(221)
Accounts payable and accrued liabilities	(37)	77
Interest payable	24	24
Other	(18)	3
Cash Provided By (Used For) Operations	1,566	1,590
Investment Activities
Invested in capital projects	(903)	(998)
Acquisitions, net of cash acquired	(56)	—
Proceeds from divestitures, net of cash divested	105	—
Investment in Special Purpose Entities	—	(198)
Proceeds from sale of fixed assets	13	32
Other	(130)	(35)
Cash Provided By (Used For) Investment Activities	(971)	(1,199)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(132)	(505)
Issuance of common stock	—	2
Issuance of debt	3,447	2,440
Reduction of debt	(1,855)	(2,202)
Change in book overdrafts	(5)	15
Dividends paid	(543)	(503)
Debt tender premiums	(31)	(211)
Other	(3)	—
Cash Provided By (Used for) Financing Activities	878	(964)
Cash Included in Assets Held for Sale	—	(143)
Effect of Exchange Rate Changes on Cash	39	(61)
Change in Cash and Temporary Investments	1,512	(777)
Cash and Temporary Investments
Beginning of the period	1,050	1,881
End of the period	$2,562	$1,104

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash provided by operations	$341	$837	$1,566	$1,590
Adjustments:
Cash invested in capital projects	(266)	(325)	(903)	(998)
Cash contribution to pension plan	500	—	750	750
Free Cash Flow	$575	$512	$1,413	$1,342

(1) Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.